UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            December 28, 2005

              LINKWELL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

                                                                                 FLORIDA

(State or Other Jurisdiction of Incorporation)

                                        000-24977                                                                           65-1053546

(Commission File Number)	(IRS Employer Identification No.)

No. 476 Hutai Branch Road, Baoshan District, Shanghai, China                               200436

(Address of Principal Executive Offices)	(Zip Code)

                                                                                 (86)21-56689332

(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

Item 3.02        Unregistered Sales of Equity Securities

On December 28, 2005, the Company completed a $1,500,000 financing of units of its securities consisting of 1,500,000 shares of its Series B 6% Convertible Preferred Stock, and Class A Common Stock Purchase Warrants to purchase 15,000,000 shares of common stock and Class B Common Stock Purchase Warrants to purchase 15,000,000 shares of common stock. The Class A Warrants are exercisable at $0.20 per share, and the Class B Warrants are exercisable at $0.30 per share, and both warrants are for a term of five years. The purchasers of the units are certain accredited institutional and individual investors. Conversion of the preferred shares and exercise of the warrants are also subject to a 4.99% cap on the beneficial ownership that each investor may have at any point in time while the securities are outstanding. The net proceeds from the transaction will be used for working capital purposes.

The Company has agreed to file a registration statement covering the shares of common stock underlying the securities issued. In the event the registration statement is not filed by February 13, 2006 or does not become effective by June 28, 2006, the Company is required to pay liquidated damages in the amount of $30,000 per month until the deficiency is cured. The transaction documents also provide for the payment of liquidated damages to the investors in certain events, including the Company's failure to maintain an effective registration statement covering the resale of the common shares issuable upon conversion or exercise of the securities.

The securities are subject to anti-dilution protections afforded to the investors. In addition, to the extent that the investors continue to own common shares of the Company received upon conversion or exercise of the securities, the Company has agreed to issue the investors additional shares to protect against the Company's future issuances of common stock or derivative securities at less than the price of the common shares underlying the securities.

Each of the investors is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act of 1933. The investors were provided access to business and financial data about the Company and had knowledge and experience in business and financial matters so as to be able to evaluate the risks and merits of an investment in the Company. No general solicitation or advertising was deployed in connection with the transactions. The Company paid a due diligence fee of $65,000 in cash and Class A Warrants to purchase 866,665 shares to certain of the investors. Accordingly, the issuance of the securities was exempt from registration under the Securities Act of 1933 by reason of Section 4(2) of that Act and Regulation D thereunder as a transaction by an issuer not involving a public offering.

Item 9.01	Financial Statements and Exhibits

(D)	Exhibits

1.	Articles of Amendment establishing Series B 6% Convertible Preferred Stock
2.	Form of Class A and Class B Purchase Warrants
3.	Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

LINKWELL CORPORATION

By:_/s/ Xuelian Bian

Xuelian Bian, Chief Executive Officer

DATED: January,3 2006

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